SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                       For Registration of Certain Classes
                 of Securities Pursuant to Section 12(b) or (g)
                     of the Securities Exchange Act of 1934


                     ROCHESTER GAS AND ELECTRIC CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                                    16-0612110
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


              89 East Avenue
            Rochester, New York                         14649
 (Address of principal executive offices)             (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
    -------------------                         ------------------------------

  First Mortgage 6.65% Bonds,                       New York Stock Exchange
   due 2032, Series UU


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this Form relates:
                           333-52690 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)



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Item 1.      Description of Registrant's Securities to be Registered.
             -------------------------------------------------------

         The material set forth in (a) the section captioned "Description of the Debt Securities--New Mortgage Bonds" in the Prospectus contained in the Registrant's Form S-3 Registration Statement (Registration No. 333-52690) declared effective by the Securities and Exchange Commission on January 17, 2001, and (b) the section captioned "Description of the Bonds" in the Registrant's Prospectus Supplement dated June 6, 2002 filed pursuant to Rule 424(b)(2) and incorporated by reference therein, is hereby incorporated by reference herein.

Item 2.      Exhibits.
             --------

         Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.


                                    Signature
                                    ---------

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     ROCHESTER GAS AND ELECTRIC CORPORATION


Date: June 26, 2002                 By: /s/Mark Keogh
                                        ----------------------------------------
                                            Mark Keogh, Vice President
                                            and Treasurer


Date: June 26, 2002                 By:  /s/William J. Reddy
                                        ----------------------------------------
                                            William J. Reddy, Vice President
                                            and Controller